Exhibit 10.65

RANCH LEASE

THIS AGREEMENT (this “Lease”) by and between GOODMAN BROTHERS, LP, a Texas limited partnership (“Lessor”), whose address is 37 Old Fredericksburg Rd. Boerne Texas 78015 and GOODMAN NETWORKS, INCORPORATED, a Texas corporation (“Lessee”), whose address is 6400 International PKWY Suite 1000, Plano, Texas.

W I T N E S S E T H :

1. Property Leased. Lessor does hereby lease to Lessee the following described property situated in the County of San Saba, State of Texas, described on Exhibit A, which is attached hereto and made a part hereof for all purposes (the “Property”).

2. Term of Lease. This Lease shall run for a period of five (5) years beginning June 2012, unless sooner terminated as provided below.

3. Rental. Lessee agrees to pay to Lessor $13,000.00 monthly (“Rent”). Such Rent shall be payable in advance on the first (1st) day of the month.

4. Usage. Lessor and Lessee agree that the Property shall be used for recreational purposes by Lessee and permitted invitees of Lessee and for no other purpose without the prior written consent of the Lessor. “Recreational purposes” include hunting, fishing, camping, hiking and riding recreational vehicles. Without limiting the generality of the foregoing, “recreational purposes” shall not include activities for or related to commercial purposes, including, but limited to, cutting of timber, exploration or extraction of oil, gas, coal, gravel, rock, ore or other minerals, extraction or diversion of water, cattle grazing or crossings, group day or night camps (including camps or retreats for religious groups, boys or girls clubs, or other similar groups) and any agricultural purposes including cattle, crop or hay farming. Lessee shall not allow third parties, including invitees of Lessee, to use the Property for any purpose contrary to this Section 4.

5. Termination Right. Lessor and Lessee shall each have the right to terminate this Lease, for any reason or no reason, by giving sixty (60) days written notice to the other party.

6. Lessor’s Rights Reserved. Notwithstanding the fact that Lessor restricts the use of the Property by the Lessee to “recreational purposes,” as described in Section 4, Lessor reserves the right to use the Property, at any time, for all purposes including, and in addition to, the “recreational purposes,” as described in Section 4, including the cutting of timber, exploration or extraction of oil, gas, coal, gravel, rock, ore or other minerals, extraction or diversion of water, cattle grazing or crossings, and any agricultural purposes including cattle, crop or hay farming.

7. Improvements and Repairs. Lessor agrees to keep the fences and other improvements on the premises in as good repair and condition as they are at the commencement of this Lease, or in as good repair and condition as they may be put by Lessor during the term of this Lease, except for normal wear and tear or loss by fire or other unavoidable accident. Lessee shall have the right to add improvements or facilities at its sole expense and, even though they are legally fixtures, to remove the same at its expense prior to or at the termination of this Lease and any renewal hereof, so long as Lessee shall restore the premises to as good a condition as they were prior to adding such improvements or facility, but upon expiration of this Lease or any renewal hereof, any improvement or facility not so removed shall become the property of Lessor and Lessee shall have no right to compensation for same except as may be mutually agreed upon.

8. Taxes and Utilities. Lessor agrees to pay all taxes and utilities, as limited hereafter, related to the Property. Notwithstanding the foregoing, Lessor does not agree to pay, and Lessee agrees to pay and provide proof of such payment to Lessor, for any and all costs assessed by any utility company for improvements necessary to supply utilities to add “improvements or facilities” allowed under Section 7.

9. Condemnation. Should the Property be taken or threatened with condemnation by any authority having legal power to condemn real estate for public purposes, Lessor shall have the right to terminate this Lease by giving sixty (60) days written notice to Lessee of intention to cancel and, upon expiration of such sixty (60) days period, Lessor shall refund to Lessee a portion of the Rent for the period through which the Rent has been paid based upon a daily average rate determined by dividing the number of days in the period into the Rent paid for that period; provided, however, that if less than all of the Property is taken or threatened by condemnation and the remaining Property is usable for the purposes of this Lease, then the Lease shall terminate only as to that portion of the Property so taken or threatened and the Lessor shall refund to Lessee a portion of the Rent for the period through which the Rent has been paid based upon a daily average rate apportioned on an acreage basis between the part taken and the part remaining and in case of the Rent, if any, to be paid by Lessee to Lessor for any additional period of this Lease, such Rent shall be reduced on an acreage basis between the part taken and part remaining.

10. Right of Entry. Lessee will furnish to Lessor a key to any and all gates so that Lessor shall at all times have access to and over the Property. Lessor shall at all times have a right to enter upon the Property to make inspections and to observe Lessee’s operations thereon.

11. No Waste. Lessee agrees to take reasonable steps to prevent all unnecessary waste, loss or damage to the Property.

12. No Assignment. Lessee shall have no right to assign this Lease or to sublet any portion of the Property without the prior written consent of Lessor, except that Lessee shall have the right to sublet the Property to a corporation or other entity owned and controlled by Lessee. No such assignment or subletting shall relieve Lessee of its obligations under this Lease.

13. Breach of Agreement. If either Lessor and Lessee neglects or refuses to carry out any material provision of this Lease, the other shall have the right, in addition to compensation for damages, to terminate this Lease by serving written notice on the party at fault specifying the violation or violations. If each such violation is not corrected within ten (10) days, this Lease shall terminate without prejudice to any other rights or remedies.

14. Modifications. This Lease shall not be modified or amended except by an instrument in writing executed by the party against whom enforcement of the modification or amendment is sought to be enforced.

15. Notices. Any notice given pursuant to this Lease shall be deemed to be delivered five (5) days after deposit in the United States mail, postage prepaid, to the address of the party to be so notified as shown in the first paragraph of this Lease. Either party may designate any other address by written notice to the other.

16. Sale of Ranch. In the event that Lessor shall enter into a contract for the sale of the Property, Lessor shall have the right to terminate this Lease by giving sixty (60) days written notice to Lessee of intention to terminate by reason of such contract of sale, and upon the expiration of such sixty (60) day notice, Lessor shall refund to Lessee a portion of the Rent for the period through which the Rent has been paid based upon a daily average rate determined by dividing the number of days in the period into the amount of Rent paid for that period.

17. Indemnity. Lessee agrees to hold Lessor harmless from liability from injury, death or damage to any person or property resulting from the condition of the Property, or resulting from any acts or omissions of Lessee or anyone under its direction or control, or any other party upon the Property, including, but not limited to Lessee’s agents, employees, subtenants and licensees. Without limiting the generality of the foregoing, Lessee shall indemnify and hold Lessor harmless of and from all claims and damages arising in connection with the use of the Property by Lessee or any licensee or sublessee or by any other person or entity other than Lessor and Lessor’s invitees. The indemnification obligations contained in this Lease shall survive the termination of this Lease. IT IS THE INTENTION OF LESSOR AND LESSEE THAT LESSEE SHALL BEAR ALL RISKS ASSOCIATED WITH THE OWNERSHIP AND OPERATION OF THE PROPERTY, EXCEPTING ONLY THE LIABILITIES ARISING FROM ACTS OF WILFUL MISCONDUCT OR GROSS NEGLIGENCE OF LESSOR AND LESSOR’S INVITEES OCCURRING WHILE ACTUALLY UPON THE PROPERTY. Tenant acknowledges and agrees that the Property is and shall be leased in its present “AS IS” condition, and that Lessor makes absolutely no representations or warranties whatsoever with respect to the Property or the condition thereof. Lessee acknowledges that Lessor has not investigated and does not warrant or represent to Lessee that Property is fit for the purpose intended by Lessee or for any other purpose or purposes whatsoever.

18. Entire Agreement. This Lease constitutes the entire agreement between Lessor and Lessee and supersedes all other understanding or agreement between them.

19. Execution in Counterparts. This Lease may be executed in counterparts, and as so executed shall constitute one and the same agreement.

[Remainder of this page left intentionally blank. Signature page(s) to follow.]

IN WITNESS WHEREOF, each of the parties hereto have subscribed their respective signatures on this the 30 day of May, 2012.

LESSOR:

GOODMAN BROTHERS, LP,
a Texas limited partnership

By:	Goodman Brothers Enterprises, Inc., its general partner

	By:	/s/ Jody Goodman

Name:	Jody Goodman

Title:	Partner

LESSEE:

GOODMAN NETWORKS, INCORPORATED,
a Texas corporation

By:	/s/ John A. Goodman

Name:	John A. Goodman

Title:	Co-Founder

EXHIBIT A

to

Ranch Lease

Containing 488.52 acres of land, more or less, 301.18 acres of which is in Fisher and Miller Survey No. 353, Abstract No. 334, and 114.92 acres of which is in C. C. Kreikenbaum Survey No. 127, Abstract No. 803, and 27.31 acres of which is in D. Beasley Survey, Abstract No. 1722, and 45.11 acres of which is in G. Matske Survey No. 128, Abstract No. 909. Said tract is known as a part of that land described in Quitclaim Deed from Maudie Touchstone to Joseph Benjamin Lively dated September 20, 1965, recorded in Vol. 139, page 409, Deed Records of San Saba County, Texas, and being described by metes and bounds as follows:

BEGINNING at a corner post set in concrete located at the NE corner of a 373.74 acre tract of land that Ben Lively deeded to D. E. Cavness and Mance Randolph on October 19, 1965, by deed recorded in Vol. 139, page 486, San Saba County Deed Records. Said point is located on the east line of said Matske Survey 128 and is 4691 feet N 3°44’ E of the SE corner of said Matske Survey No. 128;

THENCE N 89°25’ W 4210 ft. along a fence line to an iron stake and corner post located at the NW corner of said 373.74 acre tract;

THENCE along a fence line on the easterly line of F. M. Highway 501 as follows: N 28°49’ E 355 ft.; N 17°9’ E 438 ft.; N 5°24’ E 355 ft.; N 4°12’ W 326 ft.; N 14°8’ W 2264 ft.; N 14°52’ W 653 ft.; N 11°21’ W 259.5 ft.; N 1°5’ E 167 ft.; N 4°52’ E 218 ft.; and N 12°14’ E 1171 ft. to an iron stake and corner post located at the most westerly SW corner of a 5.9 acre tract of land that Maudie Touchstone Lively, et al, deeded to Sherman A. Lively, et ux, on January 18, 1971, by deed recorded in Vol. 148, page 685, San Saba County Deed Records;

THENCE S 79°58’ E 247 ft. along a fence line to an iron stake and Post Oak tree located at a corner of said 5.9 acre tract;

THENCE S 8°5’ E 629 ft. along a fence line to an iron stake and corner post located at a corner of said 5.9 acre tract;

THENCE S 68°38’ E 139 ft. along a fence line to an iron stake and corner post located at a corner of said 5.9 acre tract;

THENCE N 35°30’ E 335 ft. along a fence line to an iron stake and corner post located at a corner of said 5.9 acre tract and on the westerly line of a 16.8 acre tract that Ben Lively deeded to Sherman Lively on December 23, 1953, by deed recorded in Vol. 124, page 439, San Saba County Deed Records;

THENCE S 38°59’ E 483 ft. along a fence line to the South corner of said 16.8 acre tract. Said point is located 35.5 ft. S 33°51’ W of an iron stake and post;

THENCE N 33°51’ E 1224.5 ft. along a fence line to an iron stake and corner post located at the NE corner of said 16.8 acre tract;

THENCE S 89°21’ E 607.5 ft. to the NE corner of a 69 acre tract described as being the Sixth Tract in said deed to Joseph Benjamin Lively. Said point is located 416 ft. S 89°21’ E of an iron stake and post;

THENCE S 8°12’ E 272.5 ft. to a corner of said 69 acre tract. Said point is located 99 ft. N 31°48’ E of an iron stake.

THENCE along the meanders of a fence located on the easterly line of said 69 acre tract as follows:

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S 31°48’ W 244.5 ft.; S 7°52’ W 98 ft.; S 45°24’ E 80 ft.; S 57°59’ E 337 ft.; S 53°2’ E 739 ft.; S 54°39’ E 268 ft.; S 3°52’ E 144 ft.; S 16°12’ E 318 ft.; S 21°36’ E 150 ft.; S 29°37’ E 200 ft.; S 26°8’ E 244 ft.; S 19°16’ E 373 ft.; S 18°5’ E 1403.2 ft.; and S 8°27’ E 1548 ft. to a point located 121.5 ft. S 8°27’ E of a corner post;

THENCE S 3°44’ W 645 ft. along a fence line located on the east line of said Matske Survey No. 128 to the place of beginning.

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